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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             PAINE WEBBER GROUP INC.


            Paine Webber Group Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

            1. The name of the Corporation is Paine Webber Group Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 30, 1973, under the name Paine Webber Incorporated.

            2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented and there is no discrepancy between such provisions and the provisions of this Restated Certificate of Incorporation, except (i) the Certificates of Designation relating to series of the Corporation's Preferred Stock have been included in this Restated Certificate of Incorporation as annexes thereto, and paragraphs
(f) and (g) of Article IV have been added in order to incorporate such annexes into this Restated Certificate of Incorporation and (ii) the provisions of the Certificate of Incorporation have been appropriately renumbered.

            3. The text of the Restated Certificate of Incorporation is hereby stated to read as herein set forth in full:

                                    ARTICLE I

                                      Name

                         The name of the Corporation is:

                             Paine Webber Group Inc.


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                                   ARTICLE II

                     Registered Office and Registered Agent

            The registered office of the Corporation in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is The Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle, State of Delaware.

                                   ARTICLE III

                          Corporate Purposes and Powers

            The purpose of the Corporation is to engage in any part of the world in any capacity whether by itself or by or through any other person, organization, association, partnership, corporation or other entity in which the Corporation may have an interest in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and the Corporation shall be authorized to exercise and enjoy all powers, rights and privileges conferred upon corporations by the laws of the State of Delaware as in force from time to time, including without limitation all powers necessary or appropriate to carry out all those acts and activities in which it may lawfully engage.

                                   ARTICLE IV

                                  Capital Stock

            SECTION 1. Shares, Classes and Series Authorized. The total number of shares of capital stock which the Corporation shall have the authority to issue is 20,000,000 shares of Series Preferred Stock of the par value of $20


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each and 400,000,000 shares of Common Stock of the par value of $1 each. Such
Series Preferred Stock and Common Stock are sometimes hereinafter collectively called "capital stock."

            SECTION 2. Designations, Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of Capital Stock. The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the classes of the capital stock, and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation:

                     PART I - SERIES PREFERRED STOCK

            (a) The Series Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a resolution or resolutions providing for the issue of such series, adopted by the Board of Directors as hereinafter provided.

            (b) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Section 2, to authorize the issue of one or more series of Series Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issue of such series:

            (i) the maximum number of shares to constitute such series and the distinctive designation thereof;

            (ii) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

            (iii) the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends

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      payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or noncumulative;

            (iv) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;

            (v) the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Corporation;

            (vi) whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

            (vii) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

            (viii) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation;

            (ix) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution

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      of assets on liquidation, dissolution or winding up; and

            (x) any other preference and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof as shall not be inconsistent with this Section 2.

            (c) All shares of any one series of Series Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends, if any, thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of Paragraph (b) hereof; and all shares of Series Preferred Stock shall rank senior to the Common Stock both as to dividends and upon liquidation.

            (d) In the event of any liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus), shall be made to or set apart for the holders of any class or classes of stock of the Corporation ranking junior to the Series Preferred Stock upon liquidation, the holders of the shares of the Series Preferred Stock shall be entitled to receive payment at the rate fixed herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, plus (if dividends on shares of such series of Series Preferred Stock shall be cumulative) an amount equal to all dividends (whether or not earned or declared) accumulated to the date of final distribution to such holders; but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation or proceeds thereof, distributable among the holders of the shares of the Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this Paragraph (d), the voluntary sale, conveyance, exchange or


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transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all the property or assets of the Corporation shall be deemed a voluntary liquidation, dissolution or winding up of the Corporation, but a consolidation or merger of the Corporation with one or more other corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

            (e) Except as shall be otherwise stated and expressed herein or in the resolution or resolutions of the Board of Directors providing for the issue of any series and except as otherwise required by the laws of the State of Delaware, the holders of shares of Series Preferred Stock shall have, with respect to such shares, no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders.

            (f) The powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation's 6% Convertible Preferred Stock not set forth in the body of this Certificate of Incorporation are set forth in Annex I hereto.

            (g) The powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation's 9% Cumulative Redeemable Preferred Stock, Series C, not set forth in the body of this Certificate of Incorporation are set forth in Annex II hereto.

                         PART II - COMMON STOCK

            (h) All shares of Common Stock shall be identical with each other in every respect. The shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which stockholders have the right to vote.

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           (i) The Common Stock is subject to all the powers, rights, privileges, preferences and priorities of the Series Preferred Stock as are stated and expressed herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly granted to and vested in it by the provisions of this
Section 2.

                                  ARTICLE IV(A)

                                Voting Debentures

            The holders of the Corporation's 7% Convertible Subordinated Voting Debentures Due 2007 ("Exchange Debentures") which may be issued from time to time pursuant to the Investment Agreement dated as of November 30, 1987, between the Corporation and The Yasuda Mutual Life Insurance Company, in exchange for the Corporation's 7% Cumulative Convertible Exchangeable Voting Preferred Stock, Series A, shall be entitled to vote together with the shares of Common Stock (and of any other class of series of capital stock which may, now or in the future, similarly be entitled to vote with shares of Common Stock) as a single class upon all matters upon which holders of Common Stock are entitled to vote, as follows: each $1,000 aggregate principal amount of Exchange Debentures shall be entitled to a number of votes equal to the product of (x) the number of votes to which each share of the Series A Preferred was entitled on the effective date of the exchange of such share of Series A Preferred for any Exchange Debenture times (y) the quotient of $1,000 divided by $44.50.

                                  ARTICLE IV(B)

                                Preemptive Rights

            The Yasuda Mutual Life Insurance Company ("Yasuda") shall be entitled, subject to the conditions set forth in Section 5.1(c) of the Investment Agreement dated as of November 30, 1987, between the Corporation and Yasuda (the "Investment Agreement"), to (1) equity purchase rights


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that are no less favorable than the preemptive or equity purchase rights, if any, that might be granted by the Corporation to any other person or (2) if the Corporation has no class or series of voting securities which is registered under the Securities Exchange Act of 1934 and broadly held and actively traded or if permitted by the rules of any national stock exchange on which any such class or series of voting securities is listed, or the over-the-counter market in which any such class or series of voting securities is traded if no longer listed, equity purchase rights which allow Yasuda a preemptive right to purchase the amount of voting securities of the Corporation or any securities convertible into or exchangeable for voting securities of the Corporation or any options, warrants or rights exercisable for voting securities of the Corporation ("Equity Purchase Shares") equal to the product of (A) the quotient of (x) the number of voting securities of the Corporation owned by Yasuda immediately prior to the issuance of Equity Purchase Shares divided by (y) the aggregate number of outstanding voting securities owned by persons other than Yasuda immediately prior to the issuance of Equity Purchase Shares (for purposes of this calculation, treating all securities of the Corporation convertible into voting securities as though they have been so converted), multiplied by (B) the aggregate number of Equity Purchase Shares being issued by the Corporation to persons other than Yasuda, rounded up to the nearest whole Equity Purchase Share. If, at the time of the determination of the amount of Equity Purchase Shares which Yasuda shall be entitled to purchase, any other person has preemptive or other equity purchase rights similar to those granted to Yasuda, the amount Yasuda is entitled to purchase shall be recalculated to take into account the amount of voting securities to be sold to such persons, rounding up the amount of Equity Purchase Shares which Yasuda shall be entitled to purchase to the nearest whole Equity Purchase Share. The terms upon which, the time or times at or within which, and the price or prices at which any such preemptive rights or equity purchase rights may be exercised shall, if applicable, be as set forth in the Investment Agreement or, if not applicable, as determined by the Board of Directors.

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                                    ARTICLE V

                            Restriction on Dividends

            No dividend shall be declared or paid which shall impair the capital of the Corporation nor shall any distribution of assets be made to any stockholder unless the value of the assets of the Corporation remaining after such payment or distribution is at least equal to the aggregate of its debts, liabilities and capital. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officers or by independent public accountants as to the value and amount of the assets, liabilities, net profits, capital stock and surplus of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

                                   ARTICLE VI

                               Board of Directors

            SECTION 1. Powers of the Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

            (a) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

            (b) To determine the use and disposition of any surplus and net profits of the Corporation, including the determination of the amount of working capital required, to set apart out of any of the funds of the Corporation, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

            (c) To designate, by resolution passed by a majority of the whole Board, one or more committees, each

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committee to consist of one or more directors of the Corporation, which, to the extent provided in the resolution designating the committee or in the By-Laws of the Corporation, shall have and may exercise subject to the provisions of the General Corporation Law of Delaware the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be provided in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

            (d) To grant rights or options entitling the holders thereof to purchase from the Corporation shares of its capital stock of any class or series. The terms upon which, the time or times at or within which, and the price or prices at which any such rights or options may be issued and any such shares may be purchased from the Corporation upon the exercise of any such right or option, shall be determined by the Board of Directors. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the consideration for the issuance of such rights or options and for the issuance of shares of capital stock upon exercise thereof and the sufficiency of such consideration shall be conclusive. No such rights or options shall be invalidated or in any way affected by the fact that any director shall be a grantee thereof or shall vote for the issuance of such rights or options to himself or for any plan pursuant to which he may receive any such rights or options.

            (e) To adopt or assume such plans as may from time to time be approved by it for the purchase by officers or employees of the Corporation of shares of capital stock of the Corporation of any class or series. The terms upon which, the time or times at or within which, and the price or prices at which shares may be purchased from the Corporation pursuant to such a plan shall be determined by the Board of Directors in the plan. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the consideration for the issuance of such shares and the sufficiency thereof shall be conclusive. No such plan which is not at the time of adoption or

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assumption unreasonable or unfair shall be invalidated or in any way affected because any director shall be entitled to purchase shares of capital stock of the Corporation thereunder and shall vote for any such plan.

            (f) To adopt or assume and carry out such plans as may from time to time be approved by it for the distribution among the officers or employees of the Corporation, or any of them, in addition to their regular salaries or wages, of part of the earnings of the Corporation in consideration for or in recognition of the services rendered by such officers or employees or as an inducement to future efforts. No such plan which is not at the time of adoption or assumption unreasonable or unfair shall be invalidated or in any way affected because any director shall be a beneficiary thereunder or shall vote for any plan under which he may benefit or for any distribution thereunder in which he may participate.

            (g) To adopt or assume and carry out such pension, deferred compensation, profit-sharing or retirement plans as may from time to time be approved by it, providing for pensions, deferred compensation, profit-sharing plan benefits or retirement income for officers or employees of the Corporation, in consideration for or in recognition of the services rendered by such officers or employees or as an inducement to future efforts. No such plan which is not at the time of adoption or assumption unreasonable or unfair shall be invalidated or in any way affected because any director shall be a beneficiary thereunder or shall vote for any plan under which he may benefit or for any distribution thereunder in which he may participate.

            (h) To exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and of this Certificate of Incorporation and to the By-Laws of the Corporation.

            SECTION 2. Reliance on Books. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any

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of its officers or by independent public accountants as to the value and amount of the assets, liabilities and/or net profits of the Corporation or any facts pertinent to the existence and amount of surplus or other funds with which the Corporation's capital stock might properly be purchased or redeemed.

            SECTION 3. Classification of the Board of Directors.

            (a) Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. The directors, other than those who may be elected by the holders of the Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issue of such class or series of stock adopted by the Board of Directors, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By-Laws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1989, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1990, with each class to hold office until its successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-Laws of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors need not be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

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            (b) Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, or as otherwise provided in the By-Laws, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the By-Laws. Any director elected in accordance with the preceding sentence of this Paragraph (b) shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

            (c) Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any director may be removed from office only for cause, and in such case, only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class. For purposes of this Paragraph (c), "cause" shall mean the wilful and continuous failure of a director substantially to perform such director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the wilful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation. Any officer of the Corporation may be removed at any time in such manner as provided in the ByLaws of the Corporation.

            (d) In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation or any such resolution or resolutions), the

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affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Section 3.

                                   ARTICLE VII

                            Meetings of Stockholders

            SECTION 1. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the By-Laws of the Corporation.

            SECTION 2. In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article VII.

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                                  ARTICLE VIII

                     Transactions with Directors or Officers

            No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

            (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

            (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

            (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

            Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

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                                   ARTICLE IX

                             Liability of Directors

            (a) To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

            (b) In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article IX.

                                    ARTICLE X

                  Compromise or Arrangement between Corporation
                        and its Creditors or Stockholders

            Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the

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provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution, or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation as the case may be, agrees to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding upon all the creditors or class of creditors, and/or upon all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE XI

                          Reservation of Right to Amend
                          Certificate of Incorporation

            The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights and powers conferred in this Certificate of Incorporation on stockholders, directors and officers are subject to this reserve power.

                                   ARTICLE XII

                        Adopting and Amending the By-Laws

            SECTION 1. The Board of Directors may adopt, repeal, alter or amend the By-Laws of the Corporation by the

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vote of a majority of the entire Board of Directors. Without limiting its authority to adopt, repeal, alter or amend the By-Laws of the Corporation, the Board of Directors is expressly authorized to adopt By-Laws which a majority of the entire Board of Directors may deem necessary or desirable for the efficient conduct of the affairs of the Corporation, including, without limitation, provisions governing the conduct of, and the matters which may properly be brought before, meetings of the stockholders and provisions specifying the manner and extent to which prior notice shall be given of the submission of proposals to be considered at any meeting of stockholders or of nominations for the election of directors to be held at any such meeting.

            SECTION 2. In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or any such resolution or resolutions), the stockholders may not adopt, amend, alter or repeal any provision of the By-Laws of the Corporation, except by the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, unless recommended to the stockholders for their approval by two-thirds of the Disinterested Directors as such term is defined in Article XIII of this Certificate of Incorporation.

            SECTION 3. In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article XII.

                                  ARTICLE XIII

                        Approval of Business Combinations

            The vote of stockholders of the Corporation required to approve Business Combinations (as hereinafter defined) shall be as set forth in this
Article XIII.

            SECTION 1. In addition to any affirmative vote required by law or by this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation, and except as otherwise expressly provided in Section 3 of this
Article XIII:

            (a) any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

            (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or of any Subsidiary having an aggregate Fair Market Value equal to 10% or more of the consolidated stockholders' equity of the Corporation and its subsidiaries as shown in the most recent audited consolidated balance sheet of the Corporation and its consolidated subsidiaries; or

            (c) the issuance, sale or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any securities of the Corporation or any Subsidiary in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equal to 10% or more of the consolidated stockholders' equity of the Corporation and its subsidiaries, as shown in the most recent audited consolidated balance sheet of the Corporation and its consolidated subsidiaries, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such Interested Stockholder (or such Affiliate or Associate) from the Corporation or a Subsidiary; or

            (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

            (e) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder), which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder;

shall not be consummated without (i) the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of Voting Stock and (ii) the affirmative vote of a majority of the combined voting power of the then outstanding shares of Voting Stock held by Disinterested Stockholders, in each case voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.

            SECTION 2. The term "Business Combination" as used in this Article XIII shall mean any transaction which is referred to in any one or more of Paragraphs (a) through (e) of Section 1 of this Article XIII.

            SECTION 3. The provisions of Section 1 of this Article XIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation and any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation, if all the conditions specified in either of the following Paragraphs (a) or (b) are met:

            (a) such Business Combination shall have been approved by a majority of the Disinterested Directors; or

            (b) all the six conditions specified in the following clauses (i) through (vi) shall have been met:

            (i) the transaction constituting the Business Combination shall provide for a consideration to be received by holders of Common Stock in exchange for all their shares of Common Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                  (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Stockholder which were acquired (1) within the two-year period immediately prior to the Announcement Date or
            (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                  (B) the Fair Market Value per share of Common Stock on the
            Announcement Date or on the Determination Date, whichever is higher; and

            (ii) if the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of shares of such Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (ii) shall be required to be met with respect to every class and series of such outstanding Voting Stock, whether or not the Interested Stockholder beneficially owns any shares of a particular class or series of Voting Stock):

                  (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Stockholder which were acquired (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                  (B) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of the redemption thereof or of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                  (C) the Fair Market Value per share of such class or series of
            Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

            (iii) the consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Stock which are beneficially owned by the Interested Stockholder and, if the Interested Stockholder beneficially owns shares of any class or series of Voting Stock which were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it; and

            (iv) after such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:

                  (A) except as approved by a majority of the Disinterested
            Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on the Preferred Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation;

                  (B) there shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (y) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and

                  (C) such Interested Stockholder shall not have become the
            beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder; and

            (v) after such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

            (vi) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the stockholders of the Corporation at least 30 calendar days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

            SECTION 4.  For the purposes of this Article XIII:

            (a) A "person" shall mean any individual, firm, corporation, partnership, trust or other entity.

            (b) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

            (1) is the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the then outstanding shares of Voting Stock; or

            (2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the then outstanding shares of Voting Stock; or

            (3) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession, shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

            (c) "Disinterested Stockholder" shall mean a stockholder of the Corporation (other than the Corporation or a Subsidiary) who is not an Interested Stockholder or an Affiliate or an Associate of an Interested Stockholder.

            (d) A person shall be a "beneficial owner" of any Voting Stock:

            (1) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;
      or

            (2) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

            (3) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

            (e) For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph (b) of this Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such person through application of Paragraph (d) of this Section 4 but shall not include any other shares of Voting Stock which may be issuable to other persons pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

            (f) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 16, 1986.

            (g) "Subsidiary" shall mean any corporation of which a majority of the outstanding stock having ordinary voting power for the election of directors is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries, provided, however, that for the purposes of the definitions set forth in Paragraphs (b) and (c) of this Section 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries.

            (h) "Disinterested Director" means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Stockholder and who is recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then on the Board of Directors.

            (i) "Fair Market Value" means: (1) in the case of stock, the highest closing sale price during the 30 calendar day period immediately preceding the date in question of a share of such stock on the New York Stock Exchange Composite Tape, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30 calendar day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of stock of any class or series which is not traded on any securities exchange or in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such stock or property, as the case may be, on the date in question as determined by a majority of the Disinterested Directors in good faith.

            (j) "Announcement Date" means the date of first public announcement of the proposed Business Combination.

            (k) "Determination Date" means the date on which the Interested Stockholder became an Interested Stockholder.

            SECTION 5. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article XIII, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person, (d) whether the requirements of
Section 3 of this Article XIII have been met with respect to any Business Combination and, (e) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equal to or in excess of 10% of the consolidated stockholders' equity of the Corporation and its subsidiaries reflected in the Corporation's most recent audited consolidated balance sheet; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article XIII.

            SECTION 6. Nothing contained in this Article XIII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

            SECTION 7. In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article XIII; provided, however, that the affirmative vote of a majority of the combined voting power of the then outstanding shares of Voting Stock held by the Disinterested Stockholders (as defined in Section 4 of this Article XIII) voting together as a single class, shall also be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article XIII.

            4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation on

May 7, 1998, in accordance with Section 245 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, Paine Webber Group Inc. has caused this certificate to be signed by Donald B. Marron, its Chairman of the Board, President and Chief Executive Officer, and attested by Theodore A. Levine, its Secretary, on this ____ day of May, 1998.


                                             ----------------------------------
                                             Donald B. Marron,
                                             Chairman of the Board
                                             and Chief Executive Officer

[Seal]

Attest:


-----------------------------
Theodore A. Levine, Secretary

                                                                         ANNEX I


                         6% CONVERTIBLE PREFERRED STOCK
                                 ($20 Par Value)

            The designation of this series of the Series Preferred Stock shall be the 6% Convertible Preferred Stock (the "Convertible Preferred Stock"). The number of shares of Convertible Preferred Stock shall be 2,200,000.

            (i) Holders of shares of Convertible Preferred Stock will be entitled to receive, when and as declared by the Board of Directors (the "Board") of Paine Webber Group Inc. (the "Corporation") out of assets of the Corporation legally available for payment, an annual cash dividend of $1.50 per share, payable in semi-annual installments on June 30 and December 31, commencing December 31, 1992. Dividends on the Convertible Preferred Stock will be cumulative from the date of initial issuance of any shares of Convertible Preferred Stock. Dividends will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board. When dividends are not paid in full upon the Convertible Preferred Stock and any other preferred stock ranking on a parity as to dividends with the Convertible Preferred Stock (such other preferred stock and the Convertible Preferred Stock hereinafter being collectively referred to as "Parity Preferred Stock"), all dividends declared upon shares of Parity Preferred Stock will be declared pro rata so that in all cases the amount of dividends declared per share on the Convertible Preferred Stock and such other Parity Preferred Stock shall bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Convertible Preferred Stock and such other Parity Preferred Stock bear to each other. Except as set forth in the preceding sentence, unless full cumulative dividends on the Convertible Preferred Stock have been paid, no dividends (other than in Common Stock of the Corporation (as defined in paragraph (iii)(I) below) or any other stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Convertible Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Convertible Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends). Dividends payable for any partial dividend period shall be calculated on the basis of a 360-day year of 12 30-day months.

            (ii) The shares of Convertible Preferred Stock shall rank prior to the shares of Common Stock and of any other class of stock of the Corporation ranking junior to the Series Preferred Stock upon liquidation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $25 per share (the "Liquidation Preference" of a share of Convertible Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid on the shares of Convertible Preferred Stock to the date of final distribution. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the liquidation preference amounts of the Parity Preferred Stock and all dividends (whether or not earned or declared) accumulated and unpaid thereon, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes hereof, the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation shall be deemed a voluntary liquidation, dissolution or winding up of the Corporation, but a consolidation or merger of the Corporation with one or more other corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

            (iii) (I) Subject to and upon compliance with the provisions of this paragraph (iii), the holder of a share of Convertible Preferred Stock shall have the right, at his option, at any time, except that, if such share is called for redemption, not after the close of business on the fifth day next preceding the date fixed for such redemption, to convert such share into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the Liquidation Preference of such share being converted by the Conversion Price (as defined below), upon surrender of such share so to be converted, such surrender to be made in the manner provided in subsection (II) of this paragraph (iii).

            The term "Common Stock" shall mean the Common Stock, $1 par value, of the Corporation as the same exists at the date of this Certificate or as such stock may be constituted from time to time, except that for the purpose of subsection (V) of this paragraph (iii) the term "Common Stock" shall also mean and include stock of the Corporation of any class, whether now or hereafter authorized, which shall have the right to participate in the distribution of either earnings or assets of the Corporation without limit as to amount or percentage.

            The term "Conversion Price" shall mean $22.125 as adjusted in accordance with the provisions of this paragraph (iii).

            (II) In order to exercise the conversion privilege, the holder of each share of Convertible Preferred Stock to be converted shall surrender the certificate representing such share at the office of the conversion agent for the Convertible Preferred Stock in the Borough of Manhattan, City of New York, appointed for such purpose by the Corporation, with the Notice of Election to Convert on the back of said certificate completed and signed. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Convertible Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation and duly executed by the holder or his duly authorized attorney, and an amount sufficient to pay any transfer or similar tax. No payment or adjustment shall be made on conversion for dividends accumulated on the Convertible Preferred Stock surrendered for conversion or for dividends on Common Stock delivered on such conversion. As promptly as practicable after the surrender of the certificates for shares of Convertible Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (iii), and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in subsection (III) of this paragraph (iii).

            Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Convertible Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation. All shares of Common Stock delivered upon conversions of the Convertible Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

            (III) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Convertible Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Convertible Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to the current market price (as defined in subsection (IV)(d) of this paragraph
      (iii)) thereof at the close of business on the business day next preceding the day of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Convertible Preferred Stock so surrendered.

            (IV) The Conversion Price shall be adjusted from time to time as follows:

                  (a) In case the Corporation shall hereafter (i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of the Common Stock any shares of capital stock of the Corporation, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Corporation which he would have owned or been entitled to receive immediately following such action had such share been converted immediately prior thereto. An adjustment made pursuant to this subdivision (a) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subdivision (a), the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board (whose determination shall be conclusive and shall be described in a statement filed with the conversion agent by the Corporation as soon as practicable) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

                  (b) In case the Corporation shall hereafter issue rights or warrants to holders of its outstanding shares of Common Stock generally entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to subdivision (d) of this subsection (IV)) of the Common Stock on the record date mentioned in the next sentence (other than pursuant to an automatic dividend reinvestment plan of the Corporation or any substantially similar plan), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

                  (c) In case the Corporation shall hereafter distribute to
            holders of its outstanding shares of Common Stock generally evidences of its indebtedness or assets (excluding any cash dividend paid from retained earnings of the Corporation and dividends or distributions payable in stock for which adjustment is made pursuant to subdivision (a) of this subsection (IV)) or rights or warrants to subscribe to securities of the Corporation (excluding those referred to in subdivision (b) of this subsection (IV)), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subdivision (d) of this subsection (IV)) of the Common Stock on the record date mentioned in the next sentence less the then fair market value (as determined by the Board, whose determination shall be conclusive and shall be described in a statement filed with the conversion agent by the Corporation as soon as practicable) of the portion of the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                  (d) For the purpose of subsection (III) and subdivisions (b)
            and (c) of this subsection (IV), the current market price per share of Common Stock on any date shall mean the price of a share of Common Stock on the relevant date, determined on the basis of the last reported sale price regular way of the Common Stock as reported on the composite tape, or similar reporting system, for issues listed on the New York Stock Exchange (or if the Common Stock is not then listed on that Exchange, for issues listed on such other national securities exchange upon which the Common Stock is listed as may be designated by the Board for the purposes hereof) or, if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations as so reported, or, if the Common Stock is not then listed on any national securities exchange, on the basis of the closing price, if the Common Stock is a national market issue, or the average of the high bid and low asked quotations on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotations System, or if not so quoted, as reported by National Quotation Bureau, Incorporated, or a similar organization.

                  (e) In any case in which this paragraph (iii) shall require that an adjustment be made immediately following a record date or an effective date, the Corporation may elect to defer (but only until five business days following the filing by the Corporation with the conversion agent of the certificate of independent public accountants required by subdivision (g) of this subsection (IV)) issuing to the holder of any share of Convertible Preferred Stock converted after such record date or effective date the additional shares of Common Stock or other capital stock issuable upon such conversion over and above the shares of Common Stock or other capital stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

                  (f) No adjustment in the Conversion Price shall be required to be made unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this subdivision (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (iii) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this paragraph (iii) to the contrary notwithstanding, the Corporation shall be entitled to make such reduction in the Conversion Price, in addition to those required by this paragraph
            (iii), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipients.

                  (g) Whenever the Conversion Price is adjusted as herein
            provided, (i) the Corporation shall promptly file with the conversion agent a certificate of a firm of independent public accountants (who may be the regular accountants employed by the Corporation) setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be mailed by the Corporation to the holders of the Convertible Preferred Stock at their addresses as shown on the stock books of the Corporation.

                  (h) In the event that at any time as a result of an adjustment made pursuant to subdivision (a) of this subsection (IV), the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this paragraph (iii).

            (V) In case:

                  (a) the Corporation shall take any action which would require any adjustment in the Conversion Price pursuant to subsection
            (IV)(c); or

                  (b) the Corporation shall authorize the granting to the
            holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

                  (c) there shall be any capital stock reorganization or
            reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Corporation is a party or any statutory exchange of securities with another corporation and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation; or

                  (d) there shall be a voluntary dissolution, liquidation or winding up of the Corporation;

      then the Corporation shall cause to be filed with the conversion agent, and shall cause to be mailed to the holders of shares of the Convertible Preferred Stock at their addresses as shown on the stock books of the Corporation, at least 10 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights are to be determined, or (ii) the date on which such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in subdivision (a), (b), (c) or (d) of this subsection (V).

            (VI) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of Convertible Preferred Stock then outstanding and not theretofore converted or then deliverable upon conversion of the Corporation's 6.5% Convertible Debentures Due 2002 (the "2002 Debentures"). For purposes of this subsection (VI), the number of shares of Common Stock which shall be deliverable upon the conversion of all such shares of Convertible Preferred Stock shall be computed as if at the time of computation all such shares were held by a single holder.

            Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

            To the extent not already listed, the Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Convertible Preferred Stock prior to such delivery upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

            Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Convertible Preferred Stock, the Corporation will endeavor to comply with all Federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

            (VII) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the Convertible Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

            (VIII) Notwithstanding any other provision herein to the contrary, in case of any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the continuing corporation), or in case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of securities, cash or other property receivable upon such consolidation, merger or statutory exchange by a holder of the number of shares of Common Stock into which such share of Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger or statutory exchange, assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger or statutory exchange (provided that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger or statutory exchange is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subsection
      (VIII) the kind and amount of securities, cash or other property receivable upon such consolidation, merger or statutory exchange for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Thereafter, the holders of the Convertible Preferred Stock shall be entitled to appropriate adjustments with respect to their conversion rights to the end that the provisions set forth in this paragraph (iii) shall correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Convertible Preferred Stock. Any such adjustment shall be approved by a firm of independent public accountants, evidenced by a certificate to that effect delivered to the conversion agent; and any adjustment so approved shall for all purposes hereof conclusively be deemed to be an appropriate adjustment.

            The above provisions of this subsection (VIII) shall similarly apply to successive consolidations, mergers or statutory exchanges.

            (iv) Upon any conversion or redemption of shares of Convertible Preferred Stock, the shares of Convertible Preferred Stock so converted or redeemed shall have the status of authorized and unissued shares of Series Preferred Stock, and the number of shares of Series Preferred Stock which the Corporation shall have the authority to issue shall not be decreased by the conversion or redemption of shares of Convertible Preferred Stock.

            (v) The holders of shares of Convertible Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

            (I) If and whenever at any time or times dividends payable on the Convertible Preferred Stock or on any other Parity Preferred Stock shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly periods or three semi-annual periods, as the case may be, then the holders of Parity Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a class, to elect two directors of the Corporation, such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing directors. Such voting right shall continue until such time as all cumulative dividends accumulated on all the Parity Preferred Stock having cumulative dividends shall have been paid in full and until any noncumulative dividends payable on all the Parity Preferred Stock having noncumulative dividends shall have been paid regularly for at least one year, at which time such voting right of the holders of the Parity Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of default of the character indicated above.

            Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of the Parity Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each successive annual meeting.

            At any time when such voting right shall have vested in the holders of the Parity Preferred Stock, and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the holders of record of 10% in number of shares of the Parity Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the Parity Preferred Stock and of any other class or classes of stock having voting power with respect thereto for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding of annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% in number of shares of the Parity Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this subsection (I). Any holder of the Parity Preferred Stock shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

            At any meeting held for the purpose of electing directors at which the holders of the Parity Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of 33-1/3% of the then outstanding shares of the Parity Preferred Stock shall be required and be sufficient to constitute a quorum of the Parity Preferred Stock for the election of directors by the holders of the Parity Preferred Stock. At any such meeting or adjournment thereof (A) the absence of a quorum of the holders of the Parity Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of the Parity Preferred Stock and the absence of a quorum or quorums of the holders of other classes of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Parity Preferred Stock and (B) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            The directors elected pursuant to this subsection (I) shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify; provided, however, that when the right of the holders of the Parity Preferred Stock to elect directors as herein provided shall terminate, the terms of office of all persons so elected by the holders of the Parity Preferred Stock shall terminate, and the number of directors of the Corporation shall thereupon be such number as may be provided in the By-Laws of the Corporation irrespective of any increase made pursuant to this subsection (I).

            (II) So long as any shares of the Convertible Preferred Stock remain outstanding, the Corporation will not, either directly or indirectly or through merger or consolidation with any other corporation:

                  (a) without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66-2/3% in number of shares of the Series Preferred Stock of all series then outstanding,
            (A) create any class or classes of stock ranking equal or prior to the Series Preferred Stock either as to dividends or upon liquidation or increase the authorized number of shares of any class or classes of stock ranking equal or prior to the Series Preferred Stock either as to dividends or upon liquidation, (B) amend, alter or repeal any of the provisions of the Certificate of Incorporation so as to affect adversely the preferences, special rights or powers of the Series Preferred Stock or (C) authorize any reclassification of the Series Preferred Stock;

                  (b) without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66-2/3% in number of shares of the Convertible Preferred Stock then outstanding, amend, alter or repeal any of the provisions hereof so as to affect adversely the preferences, special rights or powers of the Convertible Preferred Stock; or

                  (c) without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least a majority in number of shares of the Series Preferred Stock of all series then outstanding, increase the authorized number of shares of the Series Preferred Stock.

            (vi) The shares of the Convertible Preferred Stock may be redeemed at the option of the Corporation as a whole at any time, upon not less than 25 nor more than 60 days' prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stock books of the Corporation, at a redemption price of $25.00 per share, together with an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid to the date fixed for redemption. Upon such redemption date, all holders of shares of Convertible Preferred Stock shall cease to be stockholders with respect to such shares and thereafter such shares shall no longer be transferable on the books of the Corporation and such holders shall have no interest or claim against the Corporation with respect to such shares except the right to receive payment of the redemption price upon surrender of their certificates.

            If full cumulative dividends on the Convertible Preferred Stock have not been paid, the Corporation may not purchase or acquire any shares of the Convertible Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Convertible Preferred Stock.

            (vii) No consent of the holders of the Convertible Preferred Stock shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the creation of any class of stock of the Corporation ranking junior as to dividends or upon liquidation to the Series Preferred Stock or
(iii) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

            (viii) The Board reserves the right by subsequent amendment from time to time to increase (subject to the provisions of paragraph (v)(II)(c)) or decrease the number of shares which constitute the Convertible Preferred Stock (but not below the aggregate number of shares thereof then outstanding or then deliverable upon conversion of the 2002 Debentures) and in other respects to amend the terms of the Convertible Preferred Stock within the limitations provided by law, resolutions of the Board and the Certificate of Incorporation.

                                                                        ANNEX II


                            9% CUMULATIVE REDEEMABLE
                            PREFERRED STOCK, SERIES C
                               ($100 Stated Value)

                             PAINE WEBBER GROUP INC.

            (1) Number and Designation. 2,500,000 shares of the Preferred Stock of the Corporation shall be designated as 9% Cumulative Redeemable Preferred Stock, Series C (the "Series C Preferred Stock").

            (2) Rank. The shares of Series C Preferred Stock shall rank prior to the shares of the Corporation's common stock, $1 par value (the "Common Stock"), and any other class of stock of the Corporation ranking junior to the Series C Preferred Stock (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise). All equity securities of the Corporation to which the Series C Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein as the "Junior Securities." All equity securities of the Corporation with which the Series C Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Corporation's 6% Convertible Preferred Stock, are collectively referred to herein as the "Parity Securities." The respective definitions of Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities, as the case may be.

            (3) Dividends. (a) The holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the annual rate of $9 per share. Such dividends shall be payable in arrears in equal amounts quarterly on March 15, June 15, September 15 and December 15 of each year (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each of such dates being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period") commencing on the Dividend Payment Date which next follows the issuance of such shares of Series C Preferred Stock. Such dividends (i) shall be cumulative from the date of issue, whether or not declared and whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends and (ii) shall compound quarterly, to the extent they are unpaid, at the rate of 9% per annum computed on the basis of a 360-day year and twelve 30-day months. Each such dividend shall be payable to the holders of record of shares of the Series C Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 60 days, or less than 10 days, preceding the payment dates thereof, as shall be fixed by the Board of Directors or a duly authorized committee thereof. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday, a day on which the New York Stock Exchange does not conduct regular trading or a day on which is or is declared a national or New York State holiday.

            (b) The amount of dividends payable for each full Dividend Period for the Series C Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series C Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series C Preferred Stock.

            (c) So long as any shares of the Series C Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of parity stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series C Preferred Stock and all dividends declared upon any other Parity Security shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series C Preferred Stock and accumulated and unpaid on such Parity Security.

            (d) So long as any shares of the Series C Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "Junior Securities Distribution") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Series C Preferred Stock and any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series C Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series C Preferred Stock and the current dividend period with respect to such Parity Securities.

            (4) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation

(whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series C Preferred Stock shall be entitled to receive $100 per share of Series C Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series C Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series C Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series C Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (4), a sale or transfer of all or substantially all of the Corporation's assets, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation, but a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

            (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series C Preferred Stock, as provided in this paragraph (4), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Preferred Stock shall not be entitled to share therein.

            (5) Redemption. (a) To the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option at any time on or after December 16, 1999 or from time to time

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thereafter, in whole or in part, the shares of Series C Preferred Stock, at a redemption price of $100 per share in cash, together with accrued and unpaid dividends thereon to the date fixed for redemption.

            (b) To the extent the Corporation shall have funds legally available for such payment, on December 15, 2014, if any shares of the Series C Preferred Stock shall be outstanding, the Corporation shall redeem all outstanding shares of the Series C Preferred Stock, at a redemption price of $100 per share in cash, together with accrued and unpaid dividends thereon to such date.

            (c) Immediately prior to authorizing or making any redemption pursuant to this paragraph (5) the Corporation, by resolution of its Board of Directors, shall, to the extent of any funds legally available therefor, declare a dividend on the Series C Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends on the Series C Preferred Stock as of such redemption date.

            (d) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series C Preferred Stock pursuant to paragraph (5)(b) (the "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Series C Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Series C Preferred Stock) or (ii) in accordance with paragraph (3)(d), declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

            (e) Shares of Series C Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series C Preferred Stock shall be reissued or sold as Series C Preferred Stock.

            (6) Procedure for Redemption. (a) In the event that fewer than all the outstanding shares of Series C Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share) as nearly as practicable or by lot, or by such other method as the Board of Directors may determine to be equitable.

            (b) In the event the Corporation shall redeem shares of Series C Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series C Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date;
(ii) the number of shares of Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

            (c) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Series C Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for the shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

            (7) Voting Rights. (a) The holders of record of shares of Series C Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (7) or as otherwise provided by law.

            (b) If and whenever six quarterly dividends (whether or not consecutive) payable on the Series C Preferred Stock have not been paid in full or if the Corporation shall have failed to discharge its Mandatory Redemption Obligation, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of Series C Preferred Stock, together with the holders of shares of every other series of preferred stock upon which like rights to vote for the election of two additional directors have been conferred and are exercisable (resulting from either the failure to pay dividends or the failure to redeem) (any such other series is referred to as the "Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of

Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C Preferred Stock and the Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series C Preferred Stock and the Preferred Shares then outstanding shall have been paid and dividends thereon shall have been paid regularly for at least one year, or the Corporation shall have fulfilled its Mandatory Redemption Obligation, as the case may be, then the right of the holders of the Series C Preferred Stock and the Preferred Shares to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends or failure to fulfill any Mandatory Redemption Obligation), and the terms of office of all persons elected as directors by the holders of the Series C Preferred Stock and the Preferred Shares shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series C Preferred Stock and the Preferred Shares, the secretary of the Corporation may, and upon the written request of any holder of Series C Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series C Preferred Stock and of the Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series C Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series C Preferred Stock and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series C Preferred Stock and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

            (c) Without the written consent of a majority of the outstanding shares of Series C Preferred Stock or the vote of holders of a majority of the outstanding shares of Series C Preferred Stock at a meeting of the holders of Series C Preferred Stock called for such purpose, the Corporation will not (i) amend, alter or repeal any provision hereof or of the Certificate of Incorporation (by merger or otherwise) so as to affect the preferences, rights or powers of the Series C Preferred Stock; provided that any such amendment that changes the dividend payable on or the liquidation preference of the Series C Preferred Stock shall require the affirmative vote at a meeting of holders of Series C Preferred Stock called for such purpose or written consent of the holder of each share of Series C Preferred Stock; or (ii) create any class or classes of stock ranking equal or prior to the Series C Preferred Stock either as to dividends or upon liquidation, dissolution or winding up or increase the number of authorized number of shares of any class or classes of stock ranking equal or prior to the Series C Preferred Stock either as to dividends or upon liquidation, dissolution or winding up. Notwithstanding the foregoing, no consent of the holders of the Series C Preferred Stock shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the creation of any class of Junior Securities or (iii) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

            (d) In exercising the voting rights set forth in this paragraph (7), each share of Series C Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Series C Preferred Stock as a single class on any matter, then the Series C Preferred Stock and such other series shall have with respect to such matters one vote per $100 of stated liquidation preference. Except as set forth herein, the shares of Series C Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

            (8) Stockholders Agreement. The Series C Preferred Stock shall be subject to the provisions of the Stockholders Agreement among the Corporation, Kidder, Peabody Group Inc. and General Electric Company dated December 16, 1994.

            (9) General Provisions. (a) The term "Person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

            (b) The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

            (c) The headings of the paragraphs of this Annex II are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.